Exhibit 99.1
AutoNation, Inc. Receives Lender Commitments
for $600 Million Term Loan
     FORT LAUDERDALE, Fla. (April 3, 2006) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, announced today that it has received commitments from lenders for a term loan of $600 million. Proceeds from this term loan will be used to provide a portion of the funding required in connection with AutoNation’s equity tender offer and debt tender offer and consent solicitation that were commenced on March 10, 2006.
     The $600 million in term loan commitments exceeded AutoNation’s original expectations. Accordingly, AutoNation anticipates that its previously announced offering of senior unsecured notes will be reduced to an aggregate principal amount of $600 million. AutoNation expects to finance the equity tender offer and debt tender offer and consent solicitation with the proceeds of the $600 million term loan, the net proceeds from the offering of the $600 million principal amount of senior unsecured notes, revolving credit facility borrowings of approximately $125 million and approximately $200 million of existing cash on hand. An updated presentation of the estimated sources and uses of funds for the foregoing transactions will be set forth on a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission today. As previously announced, subject to certain conditions, the tender offers are scheduled to expire at 10:00 a.m., New York City time, on April 12, 2006 (unless extended by the Company) and the financing transactions are expected to be consummated concurrently with the expiration of the tender offers.
     The information agent for the tender offers and consent solicitation is Innisfree M&A Incorporated. Requests for documents relating to the tender offers and the consent solicitation may be directed to Innisfree M&A Incorporated, toll-free at (877) 825-8631 (banks and brokers may call collect at (212) 750-5833).
     The dealer managers for the equity tender offer are J.P. Morgan Securities Inc. ((877) 371-5947), and Banc of America Securities LLC ((888) 583-8900, ext. 8537). The dealer managers for the debt tender offer and consent solicitation are J.P. Morgan Securities, Inc. ((212) 270-7407, call collect) and Wachovia Securities ((704) 715-8341, call collect).
     AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and a component of the Standard and Poor’s 500 Index. AutoNation has approximately 27,000 full-time employees and owns and operates 345 new vehicle franchises in 17 states.
     This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of AutoNation, Inc. common stock. The common stock tender offer is being made only pursuant to the offer to purchase, letter of transmittal and related materials that AutoNation distributed to its stockholders and filed with the Securities and Exchange Commission on March 10, 2006. Stockholders and investors should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the offer. Stockholders and investors may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company has filed with the Securities and Exchange Commission at the Commission’s website at http://www.sec.gov or by calling Innisfree M&A Incorporated, the information agent for the common stock tender offer, toll-free at (877) 825-8631. Stockholders are urged to read these materials prior to making any decision with respect to the common stock tender offer.
     In addition, this press release does not constitute an offer to buy or the solicitation of an offer to sell AutoNation’s 9% senior notes due 2008. The debt tender offer and the consent solicitation are being made only pursuant to the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials that AutoNation previously distributed to noteholders. Noteholders and investors should read carefully the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials because they contain important information, including the various terms of and conditions to, the offer and the consent solicitation.
     The senior unsecured notes, which are expected to be comprised of a series of floating rate notes and a series of fixed rate notes, will be offered solely by means of a confidential offering memorandum in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act. The senior unsecured notes to be offered have not been registered under the Securities Act or securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or the laws of any state. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such senior unsecured notes.
     Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of AutoNation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in AutoNation’s SEC filings. AutoNation undertakes no duty to update its forward-looking statements. Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.